Exhibit 10.2

June 25, 2007

Mr. John T. Corcia

Chief Executive Officer

North American Technologies Group, Inc.

429 Memory Lane

Marshall, Texas 75672

Re:	Letter Agreement Regarding Loans to

North American Technologies Group, Inc.

Dear Mr. Corcia:

The purpose of this letter is to set forth the terms on which the undersigned shareholders of North American Technologies Group, Inc. are willing to lend additional funds to North American Technologies Group, Inc. and its subsidiaries (collectively referred to herein as “NATK”). The undersigned shareholders are herein collectively referred to as “Lenders”. This letter agreement shall not be effective until all Lenders and NATK shall have duly countersigned this letter agreement and evidence of such has been provided to all parties to this letter agreement.

A.	Initial Loan: Lenders are willing to loan $500,000 to NATK subject to the following terms and conditions:

(i)	NATK shall have received a commitment in writing from Union Pacific in the form attached hereto as Exhibit A (the “UP Commitment”) providing that Union Pacific is willing to purchase railroad ties from NATK at a purchase price of $115 per tie effective immediately.

(ii)	Provided the UP Commitment is received by NATK (such date, the “Commitment Date”), the Lenders will loan an aggregate amount of $500,000 to NATK with each Lender loaning the percentage thereof as is set forth below. Within one (1) business day following the Commitment Date NATK shall deliver to each Lender (i) its original promissory note as described below which promissory note shall be held in escrow by each Lender subject to receipt by NATK of such Lender’s respective loan amount; and (ii) copies of all other promissory notes executed by NATK and delivered to the other Lenders pursuant hereto. Within two (2) business days following receipt by a Lender of its respective note, such Lender shall wire its respective loan amount per the written instructions of NATK.

Mr. John T. Corcia

June 25, 2007

(iii)	The $500,000 loan shall be evidenced by seven separate promissory notes each of which shall contain the following terms:

(a)	The note shall be due and payable on November 30, 2008.

(b)	The note shall bear interest at the prime rate of interest.

(c)	The note shall be unsecured and shall be subordinate to the $14,000,000 construction loan due to Opus 5949, LLC but shall be superior to the $2,000,000 bridge loan previously made to NATK in March 2007 by Lenders.

(iv)	NATK will provide to Lenders its current listing of all accounts payable and any/all other lists of liabilities related to raw materials received and the list of all accrued liabilities.

(v)	Commencing at such time, if ever, as the $500,000 loan is made and continuing thereafter until such time as Lenders determine to make the additional loan (referred to in paragraph B below) or decline to make such additional loan, Lenders will appoint a designee to review and approve all payments for any/all services or service providers and goods prior to NATK making any actual payments to vendors provided however, if Lenders’ designee fails to approve or disapprove any such payment within forty-eight (48) hours after receipt of management’s recommendation of payment with respect thereto, such payment shall be deemed to be approved by the designee.

B.	Additional Loan: Within 20 days after the funding of the $500,000 loan (the “Due Diligence Period”), Lenders will review the information set forth on Schedule A attached hereto and shall determine, in their sole and absolute discretion, if they are willing to make an additional loan to NATK in the amount of $2.5 million dollars (the “Additional Loan”). If Lenders are willing to make the Additional Loan, then on or before the expiration of the Due Diligence Period, Lenders will deliver to NATK execution copies of loan documents evidencing the terms upon which Lenders are willing to make the Additional Loan.

(i)	If, based on their financial due diligence, Lenders determine they are willing to make the Additional Loan, as a further condition of making the Additional Loan, Lenders may impose the following conditions upon the funding of the Additional Loan:

(a)	Lenders (who are also shareholders of North American Technologies Group, Inc. as noted above), in their sole and absolute discretion, may require a complete restructuring of the

Mr. John T. Corcia

June 25, 2007

Very truly yours,

The Lenders:

Herakle Investments, Inc. ( 8.711% of $500,000)

By:	/s/ Robert W. Korba
Robert W. Korba
Its:	President

Midsummer Investment Ltd. (14.268% of $500,000)

By:
Its:

Crestview Capital Master, LLC (14.976% of $500,000)

By:
Its:

Islandia, LP (5.682% of $500,000)

By:
Its:

Enable Growth Partners LP (5.409% of $500,000)

By:
Its:

Enable Opportunity Partners LP (.636% of $500,000)

By:
Its:

Mr. John T. Corcia

June 25, 2007

Pierce Diversified Strategy Master Fund LLC, Ena (.318% of $500,000)

By:
Its:

By execution hereof, the undersigned hereby agrees and accepts the foregoing terms and conditions:

North American Technologies Group, Inc.

By:
Its:
Date: June 25, 2007